October 27, 2023 INVESTOR PRESENTATION Exhibit 99.1 COASTAL FINANCIAL CORPORATION

2 LEGAL INFORMATION AND DISCLAIMER This presentation and oral statements made regarding the subject of this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Coastal Financial Corporation (“Coastal” or “CFC”)’s current views with respect to, among other things, future events and Coastal’s financial performance. Any statements about Coastal’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Coastal or any other person that the future plans, estimates or expectations contemplated by Coastal will be achieved. Coastal has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Coastal believes may affect its financial condition, results of operations, business strategy and financial needs. Coastal’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the risks and uncertainties discussed under “Risk Factors” in Form 10-K for the year ended December 31, 2022, Coastal’s Quarterly Report on Form 10-Q for the most recent quarter, and in any of Coastal’s subsequent filings with the Securities and Exchange Commission. If one or more events related to these or other risks or uncertainties materialize, or if Coastal’s underlying assumptions prove to be incorrect, actual results may differ materially from what Coastal anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Coastal undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. This presentation includes industry and trade association data, forecasts and information that Coastal has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Coastal, which information may be specific to particular markets or geographic locations. Some data is also based on Coastal’s good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to Coastal’s market position are based on market data currently available to Coastal. Although Coastal believes these sources are reliable, Coastal has not independently verified the information contained therein. While Coastal is not aware of any misstatements regarding the industry data presented in this presentation, Coastal’s estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Coastal believes that its internal research is reliable, even though such research has not been verified by independent sources. Trademarks referred to in this presentation are the property of their respective owners, although for presentational convenience we may not use the ® or the TM symbols to identify such trademarks. Non-GAAP Financial Measures This presentation includes non-GAAP financial measures for 2017 to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Cuts and Jobs Act”) on net income. This non-GAAP financial measure and any other non-GAAP financial measures that we discuss in this presentation should not be considered in isolation, and should be considered as additions to, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their most directly comparable GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Coastal’s non-GAAP financial measures as tools for comparison. See the Appendix to this presentation for a reconciliation of the non-GAAP financial measures used in (or conveyed orally during) this presentation to their most directly comparable GAAP financial measures. This presentation includes non-GAAP financial measures to illustrate the impact of BaaS loan expense on net loan income and yield on CCBX loans, and net interest margin. Net BaaS loan income divided by average CCBX loans is a non-GAAP measure that includes the impact BaaS loan expense on net BaaS loan income and the yield on CCBX loans. The most directly comparable GAAP measure is yield on CCBX loans. Net interest income net of BaaS loan expense is a non-GAAP measure that includes the impact BaaS loan expense on net interest income. The most directly comparable GAAP measure is net interest income. Net interest margin, net of BaaS loan expense is a non-GAAP measure that includes the impact of BaaS loan expense on net interest margin. The most directly comparable GAAP measure is net interest margin.

CONSOLIDATED FINANCIAL HIGHLIGHTS - *As of and for the Quarter ended September 30, 2023*

Balance Sheet (in millions)

Total Assets	$3,680.3
Loans Receivable	$2,967.0
Deposits	$3,289.7
Total Shareholders' Equity	$284.5

Earnings and Profitability

Net Income *(in millions)*	$10.3
Return on Average Assets ("ROAA") - *annualized*	1.13%
Return on Average Equity -*annualized*	14.60%
Net Interest Margin -*annualized*	7.10%
Efficiency Ratio	58.36%
Loans Receivable to Deposits	90.19%

Capital Ratios (Consolidated)

Total Shareholder Equity to Total Assets	7.73%
Tangible Equity to Tangible Assets [(1)]	7.73%
Tier 1 Leverage Capital Ratio (to average assets)	8.03%
Common Equity Tier 1 Capital (to risk-weighted assets)	8.99%
Tier 1 Risk-Based Capital Ratio (to risk-weighted assets)	9.10%
Total Risk-Based Capital Ratio (to risk-weighted assets)	11.79%

Asset Quality

Total Nonperforming Assets to Total Assets	1.18%
Total Nonperforming Loans to Total Loans Receivable	1.47%
Allowance for Credit Losses to Total Loans Receivable	3.41%



Total Assets
CAGR: 24.8%
$428.9 $546.5 $622.7 $740.6 $805.8 $952.1 $1,128.5 $1,766.1 $2,635.5 $3,144.5 $3,680.3
2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 3Q2023



Loans Receivable
CAGR: 24.7%
$359.3 $431.1 $499.2 $596.1 $656.8 $767.9 $939.1 $1,547.1 $1,742.7 $2,627.3 $2,967.0
2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 3Q2023



Core Deposits (2)
CAGR: 28.7%
$276.8 $351.7 $451.9 $571.5 $612.6 $696.0 $862.5 $1,328.0 $2,249.6 $2,686.5 $3,269.1
2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 3Q2023



Net Income
CAGR: 39.4%
$2.0 $2.3 $3.0 $5.0 $6.7 $9.7 $13.2 $15.1 $27.0 $40.6 $35.6
2013 2014 2015 2016 2017(3) 2018 2019 2020 2021 2022 2023 YTD

Note: Annual data as of or for the year ended December 31 of each respective year

(1) Tangible equity to tangible assets is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the date indicated, tangible equity to tangible assets is the same as total shareholders' equity to total assets as of the date indicated.
(2) Consists of total deposits less all time and brokered deposits.
(3) 2017 net income is adjusted to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. Refer to "Non-GAAP Reconciliation" in the Appendix for additional details.

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4 FINANCIAL STABILITY DEPOSITS • Deposits increased $127.1 million, or 4.0%, during the three months ended September 30, 2023 • Includes $296.4 million in fully insured IntraFi network sweep deposits as of September 30, 2023, compared to $240.3 million as of June 30, 2023 Note: Data as of three months ended September 30, 2023 unless otherwise indicated Uninsured Deposits $867.7 $632.1 $599.0 September 30, 2022 June 30, 2023 September 30, 2023 (in millions) Fully Insured IntraFi Network Reciprocal Deposits $14.6 $240.3 $296.4 September 30, 2022 June 30, 2023 September 30, 2023 (in millions) CASH & BORROWINGS • Combined $1.05 billion cash and borrowing capacity • Represents 32.0% of total deposits at September 30, 2023 • Exceeds $599.0 million in uninsured deposits as of September 30, 2023 • Uninsured deposits include $65.8 million in CCBX cash reserves that are controlled by the Bank INVESTMENTS • Available for Sale Securities: ◦ $98.9 million as of September 30, 2023; 99.7% are U.S. Treasuries ◦ Weighted average remaining life of 5 months as of September 30, 2023 ◦ $1.3 million of unrealized losses, or 0.47%, of shareholders' equity as of September 30, 2023 ▪ Expected to accrete back into equity at an average of approximately $700,000 a quarter • Held to Maturity Securities: ◦ $42.6 million as of September 30, 2023, with a fair market value of $40.9 million ◦ 100% are U.S. Agency mortgage backed securities that were pledged and are held for CRA purposes ◦ Weighted average remaining life of 18.6 years; weighted average yield is 5.00% for the quarter ended September 30, 2023.

5 HISTORIC PROFITABILITY AND EFFICIENCY Net Income and Return on Average Assets N et In co m e ($ m m ) Efficiency Ratio (%) and Noninterest Expense (“NIE”) to Average Assets (%) RO A A (% ) Ef fic ie nc y Ra ti o (% ) N IE / A ve ra ge A ss et s (% ) Note: Annual data is as of and for the year ended December 31 of each respective year. Quarterly data is as of or for the three months ended of each respective quarter. (1) Adjusted to exclude the impact of deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. Refer to “Non-GAAP Reconciliation” in the Appendix for additional details. (2) Change in NIE / Average Assets: 3Q2023 includes $25.9 million in BaaS loan and fraud expense compared to $27.3 million in 3Q2022. 2022 includes $82.9 million in BaaS loan and fraud expense compared to $4.5 million in 2021 and $0 in all previous years. This negatively affected the NIE to average asset ratio even though our partners covered 100% of these losses in these prior year periods. (1) $2.3 $3.0 $5.0 $6.7 $9.7 $13.2 $15.1 $27.0 $40.6 $11.1 $10.3 0.49% 0.52% 0.76% 0.90% 1.14% 1.28% 0.98% 1.24% 1.38% 1.45% 1.13% Net Income Return on Average Assets 2014 2015 2016 2017 2018 2019 2020 2021 2022 3Q2022 3Q2023 $— $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 —% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 78.5% 79.0% 69.7% 67.2% 65.1% 61.8% 58.1% 58.8% 56.3% 61.1% 58.4% 3.92% 3.51% 3.28% 3.00% 3.09% 3.01% 2.47% 2.90% 5.65% 6.66% 6.23% Efficiency Ratio NIE / Average Assets 2014 2015 2016 2017 2018 2019 2020 2021 2022 3Q2022 3Q2023 25.0% 50.0% 75.0% 100.0% —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00%(2) (1) (2) (2)

6 LONG-TERM STRATEGIC VERTICALS The Community Bank “CCB” Provide Banking as a Service (BaaS) “CCBX” • Best-in-class community bank that offers lending and deposit products to commercial customers • Community bank loan portfolio consists primarily of CRE loans, Construction, Land and Land Development loans, and C&I loans - $1.56 billion, or 87.3% of community bank loans • Attractive funding mix with total balance of $1.54 billion, with 98.7% core deposits(1) and cost of deposits of 1.31% • Conservative credit culture with strong Net Charge-off to average loans performance: 0.00% YTD(2) • Slightly asset-sensitive balance sheet that is well- positioned for current rising interest rate environment • Provides Banking as a Service (BaaS) to broker dealers and digital financial services providers • 18 active partners with 3 more currently in the testing / implementation / onboarding or signed LOI stage • Robust sourcing capabilities, thorough due diligence and refining criteria of potential partner relationships • Exceptional growth in BaaS program fee income(3) of 27.8% YoY • Strong deposit generation platform with total balance of $1.75 billion (45.7% growth YoY), and excludes $51.9 million transferred off the balance sheet for additional FDIC insurance coverage • 29.1% loan growth YoY, $1.2 billion in total loans receivable, with credit enhancements (on 98.0% of total CCBX loans) and fraud enhancements (on 100% of total CCBX loans) • Neutral balance sheet that is well-positioned for both current rising interest rates and for declining rates in the future Note: Data as of three months ended September 30, 2023 unless otherwise indicated (1) Core deposits are all deposits excluding brokered and time deposits. (2) Community bank only. (3) Total BaaS program fee income includes servicing and other BaaS fees, transactions fees, interchange fees and reimbursement of expenses.

7 Coastal Community Bank was established in 1997 with a focus on serving small to medium-sized businesses within the Puget Sound region. Offers traditional lending and deposit products to commercial and retail customers • Lending products: Commercial real estate, Small Business Administration (“SBA”), business lines of credit and term, residential mortgage, and credit card and other consumer loans • Deposit products: Checking, savings, money market, CDs & IRAs Provides business services such as treasury management, remote deposit capture, credit card processing and Z-suite sub-accounting technology. Accolades and Recognitions Stanwood & Camano News “Best Bank” 2013 - 2023 CCB OVERVIEW (1) FDIC Summary of Deposits June 30, 2023. Note: Data as of September 30, 2023 unless otherwise indicated Raymond James “Community Bankers Cup Award” 2019-2023 Piper Sandler "Bank and Thrift Sm-All Stars" 2019 -2022 Dedication to Community Banking CCB's Core Markets Largest community bank by deposit market share in Snohomish County (1) • Headquartered in Everett, Washington - the largest city in and county seat of Snohomish County 14 full-service banking locations • 12 in Snohomish County • 1 in Island County • 1 in King County "Corporate Citizenship" Puget Sound Business Journal 2022-2023 Everett Herald Readers Choice “Best Bank" "Best Mortgage" "Best Place to Work" 2023 Institution name Market Share Bank of America, National Association 18.14 % JP Morgan Chase Bank, National Association 16.13 % Coastal Community Bank 15.81 % Wells Fargo, National Association 9.90 % US Bank, National Association 7.80 % Hovde Group “Hovde's High Performers” 2022 - 2023 Notable Employers "Corporate Philanthropist" Puget Sound Business Journal 2023 "Fastest Growing Mid-Market Company in the Northwest" Puget Sound Business Journal 2023

8 ENVIRONMENTAL, SOCIAL AND GOVERNANCE ("ESG") INITIATIVES (1) Source: 2021 National Survey of Unbanked and Underbanked Households by the Federal Deposit Insurance Corporation (FDIC) in November 2022. For Coastal, ESG is a complex initiative across the whole organization. Addressing the issue of the 5.9 million unbanked households(1) in the United States cannot be tackled with merely adding products or providing diversity, equity and inclusion training. Nor can real environmental impact happen through mere board level policies and simply changing our investment portfolio. We are choosing to tackle our ESG initiatives throughout our company with meaningful actions and collaboration. CCBX – Working with our CCBX partners allows us to provide a broader range of services to different demographics through their offerings. Developing the kind of unique offerings to specific under-served or under-banked populations would be difficult for a bank our size, but by partnering with third-party fintech partners like Brigit, Greenwood and One we are able to use our banking charter to support this effort in a much broader scope. Coastal Community Bank – Our community bank has always had close ties to the communities we serve with our employees actively volunteering in those communities, and we have been recognized as a corporate philanthropist by the Puget Sound Business Journal. We are now evolving to offer affiliated products through our third-party fintech partners that are more inclusive and meet their needs of a broader range of consumers. Once again, our scope and reach is multiplied by collaborating with our third-party fintech partners to offer inclusive products. ESG Social Responsibility Environmental Responsibility Financial Inclusion We see financial inclusion as providing access to useful and affordable financial products and services to meet the needs of the under-served. However, overcoming a widespread distrust of banks, lack of financial education, and barriers to entry are all part of the process to bring the underserved in our communities the financial products and services they need to thrive. We are actively working to address: • Accessibility to services • Needs-based solutions • Education In collaboration with the Cities for Financial Empowerment and the Bank On national platform, this past year, a Coastal team worked to develop the Access checking product to support the financial stability of unbanked and underbanked residents in our communities by providing a safe, affordable and functional product. In January 2023, our Access checking product passed product certification and met the National Account Standards and was launched with the official Bank On certification. Climate Change Coastal is approaching our responsibility in many ways from understanding our carbon footprint and identifying potential offsets, reductions and to developing strong partnerships with ESG focused fintechs. In January 2023 we completed our Sustainable Impact Survey with Aspiration to understand our GHG impact and ways we can offset it. Working with Aspiration, we are exploring ways to develop customer facing-solutions that enable climate action. By working with partners like Aspiration, we are able to participate in developing and implementing meaningful changes to help turn the tide on climate change, doing our part to help transition to a net-zero economy. Additionally, we have and will continue to consider climate change and its impact on our loan portfolio and customers.

COASTAL WORLD

Opportunity and Potential

Coastal World is an immersive 3D web platform that promotes, educates, and informs visitors about digital banking solutions that best fit their lifestyle, values, or specific financial situations through a fun and engaging online experience.


COASTAL
WORLD
www.coastalworld.com

Engagement

- The next generation of banking customers are comfortable with engaging online with 4.8 billion world wide social media users.
- They are willing to spend their time and money online.

Conversion

As the "Digital Evolver" visits the experience, we will gather valuable demographic information to inform targeted marketing and create custom conversion funnels to acquire new partner customers.

Key Milestones

- Nominated for 3 international Website of the Year Awards in 2022
  - Received CSS Website of the Year
- Over 100,000 visits during first 2 months of digital advertising
- 960,000 interactions tracked for all partners during August & September
- 325,000 views of partner content during first two months of ads
- Visitor statistics:
  - Age: 41% of 18-24, 20% 35-43, and 19% 35-44
  - 58% male and 42% female.

What is Next?

- Implement feature set roadmap with enhancements to drive new customer acquisition
- Utilize visitor demographic data to inform targeted fintech marketing initiatives
- Explore the viability of tools such as AI, the Coastal Data Lake, Chat GPT, and third-party APIs
- Collaborate with our Fintech partners on enhancements, new content, and custom campaigns

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Banking as a Service – “BaaS” Partners Short- Term Lending Savings Accounts Credit Cards Checking Accounts Investing Health Savings Accounts 10 (Secured) Evergreen (Secured credit card) (Business Checking) (Secured & Unsecured) (Secured by and classified as 1-4 RE) (Acquired by Robinhood) (Owned by Progressive) (Acquired by InComm)

CCBX PARTNER ACTIVITY

Business Overview

CCBX provides banking as a service (BaaS) that enables broker dealers and digital financial services partners to offer their customers banking services

18 active partners with 3 more currently in the testing or signed LOI stage as of September 30, 2023:

- Robust sourcing capabilities and intensive due diligence process
- Our strategy for new CCBX partnerships is to focus on larger, more established partners, with experienced management teams, existing customer bases and strong financial positions. This strategy will likely yield fewer, but larger, CCBX partnerships moving forward.
- The sale of $320.9 million in CCBX loans during the quarter ended September 30, 2023 is part of our strategy to strengthen the balance sheet and manage overall credit risk by selling higher risk and higher yielding loans when portfolio limits are reached and to reduce credit risk in specific portfolios. We continue to work to optimize our loan portfolio and onboard new partners with enhanced credit standards and lower potential for future credit deterioration.
- We expect the size of our CCBX loan portfolio will be smaller over the next few quarters while we continue to refine our portfolio composition by reducing some portfolio categories and while increasing others as we build on our existing and new relationships or add new products. We expect this process to take several quarters.

Fee-based business model primarily driven by:

- Servicing, expense recovery and other BaaS fees
- Interchange and transaction fees
- Credit and fraud enhancements
- Interest income

CCBX Partner Activity



29
3
5
2
19
22
1
1
1
1
18
22
1
1
1
1
18
September 30, 2022
June 30, 2023
September 30, 2023
Wind down - preparing to exit relationship
Signed letters of intent
Implementation / onboarding
Friends and family / testing
Active

Note: Data as of and for the quarter ended September 30, 2023, unless otherwise indicated

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12 CCBX REVENUE GROWTH As of and for the three month period indicated (Dollars in thousands) $3,642 $3,607 $3,948 $4,401 September 30, 2022 December 31, 2022 June 30, 2023 September 30, 2023 BaaS Program Fee Income Note: Data as of and for the quarter ended September 30, 2023, unless otherwise indicated Revenue Growth • BaaS Fees includes $28.8 million in credit enhancements and fraud enhancements for the three months ended September 30, 2023, compared to $52.6 million for the three months ended June 30, 2023 and $29.6 million for the three months ended September 30, 2022. • Reimbursement for any partner credit enhancement and fraud loss provided by the partner is included in noninterest income. Partner fraud loss represents non-credit fraud losses on partner’s customer loan and deposit accounts and is recognized in noninterest expense. BaaS fraud loss expense decreased $1.3 million for the three months ended September 30, 2023 compared to the three months ended June 30, 2023 and decreased $8.9 million compared to the three months ended September 30, 2022. • BaaS Program Fee Income includes servicing and other BaaS fees, transaction fees, interchange and reimbursement of expenses and excludes BaaS credit enhancements and BaaS fraud enhancements. BaaS Program Fee Income for the three months ended September 30, 2023 grew 20.8% compared to the three months ended September 30, 2022.

13 GROWTH IN CCBX ACTIVITY BASED INCOME CCBX TRANSACTION AND INTERCHANGE INCOME (Dollars in thousands) 34.2% growth over prior year quarter $940 $964 $917 $1,052 $1,036 $738 $785 $789 $975 $1,216 Transaction income Interchange income 3Q2022 4Q2022 1Q2023 2Q2023 3Q2023 $— $500 $1,000 $1,500 $2,000 $2,500

14 CCBX Loans and Deposits (Dollars in millions) $1,202.3 $1,653.1 $1,752.2 BaaS-brokered deposits Demand, noninterest bearing Interest bearing September 30, 2022 June 30, 2023 September 30, 2023 (Dollars in millions) $915.6 $1,295.0 $1,182.8 Other consumer loans Residential RE secured credit cards Commercial and industrial loans Credit cards September 30, 2022 June 30, 2023 September 30, 2023 Growing platform for deposit generation • CCBX deposit growth of $99.1 million, or 6.0%, as of September 30, 2023, compared to June 30, 2023, and growth of $550.0 million, or 45.7%, compared to September 30, 2022 • CCBX deposits are net of an additional $51.9 million in CCBX deposits that were transferred off balance sheet for increased FDIC insurance coverage as of September 30, 2023 • CCBX deposits reprice as Fed Funds rate changes • CCBX noninterest bearing deposits of $67.8 million as of September 30, 2023 • 100% of CCBX deposits are core deposits(1) Partner loan origination diversifies loan portfolio • Continue process of strengthening balance sheet • As of September 30, 2023, CCBX gross loans decreased $112.2 million, or 8.7%, compared to June 30, 2023, and increased $267.2 million or 29.2%, compared to September 30, 2022 • Sold $320.9 million in CCBX loans during the quarter ended September 30, 2023 CCBX Loans Receivable CCBX Deposits Note: Data as of and for the quarter ended September 30, 2023, unless otherwise indicated (1) Core deposits are all deposits excluding time deposits and brokered deposits 29.2% 8.7% 45.7% 6.0%

RISK MANAGEMENT

Growth and Investment in Risk and Compliance Personnel



4 4 4 4 4 5 5 9 11 12 14 19 43 64 69 80 92 110 116 122 124 150 156(1)
Q1 - 2018 Q2 - 2018 Q3 - 2018 Q4 - 2018 Q1 - 2019 Q2 - 2019 Q3 - 2019 Q4 - 2019 Q1 - 2020 Q2 - 2020 Q3 - 2020 Q4 - 2020 Q1 - 2021 Q2 - 2021 Q3 - 2021 Q4 - 2021 Q1 - 2022 Q2 - 2022 Q3 - 2022 Q4 - 2022 Q1 - 2023 Q2 - 2023 Q3 - 2023
Risk Management
Compliance
BSA
Internal Audit
CCBX Risk

	Q1 -2018	Q2 -2018	Q3 -2018	Q4 -2018	Q1 -2019	Q2 -2019	Q3 -2019	Q4 -2019	Q1 -2020	Q2 -2020	Q3 -2020	Q4 -2020	Q1 -2021	Q2 -2021	Q3 -2021	Q4 -2021	Q1 -2022	Q2 -2022	Q3 -2022	Q4 -2022	Q1 -2023	Q2 -2023	Q3 -2023
Risk Management	—	—	—	—	1	1	1	2	3	1	2	3	7	12	13	13	13	21	21	27	14	15	17
Compliance	1	1	1	1	1	1	1	1	1	3	3	3	9	12	14	13	15	13	14	13	27	32	31
BSA	1	1	1	1	1	1	1	1	1	2	2	6	14	27	26	33	42	52	52	52	51	65	61
Internal Audit	2	2	2	2	1	1	1	2	2	2	3	3	4	4	4	5	5	5	4	5	6	6	10
CCBX Risk	—	—	—	—	—	1	1	3	4	4	4	4	9	9	12	16	17	19	25	25	26	32	37

People

- 29% or our staff are risk personnel: Risk Management, Compliance, BSA, Internal Audit, CCBX Risk & Compliance
- Significantly increased our risk personnel as we have grown CCBX
- Hired and continue to hire experienced and talented risk personnel
- Develop risk personnel by supporting the attainment of professional designations/certifications

Systems/Automation/Technology

- Use industry leading software and systems
- Focused on the effectiveness and efficiency of our risk systems and processes
- Use outsourcing where it make sense and is cost effective without compromising data/privacy/ effectiveness
- Employ experts/consultants to evaluate our processes and to develop new and better processes

(1) In addition to the individuals above that are on staff, we co-sourced an equivalent of 62 FTE as of September 30, 2023 through a national consulting firm to supplement our BSA resources. We have been utilizing co-sourced resources for this purpose since December 2022.

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16 CRE - Owner Occupied 12.5% C&I 11.1% Consumer and other 25.6% 1-4 Family 16.0% CRE - Non- Owner Occupied 17.5% Multifamily 11.7% Construction and Land Development 5.6% LOAN COMPOSITION Consolidated Loan Composition Community Bank Loan Concentrations by County Consolidated Commercial & Industrial (“C&I”) Portfolio • $331.3 million total C&I loans ◦ $114.2 million in capital call lines ◦ $210.9 million in other C&I loans ◦ $3.3 million in PPP Small Business Administration (“SBA”) C&I loans ◦ $2.9 million in other SBA C&I loans Consolidated Commercial Real Estate (“CRE”) Portfolio • $1.41 billion total CRE & Construction, Land and Land Development loans ◦ $72.5 million of SBA 504 loans in portfolio ◦ 245% regulatory aggregate CRE to total risk-based capital (1) Consolidated 1-4 Family Real Estate Portfolio • $477.1 million total 1-4 family loans ◦ $9.0 million purchased from financial institutions and were individually re-underwritten ◦ $251.8 million in CCBX loans, 100% of CCBX 1-4 family real estate loans have credit enhancement Consumer Loans • Total $760.5 million ◦ $758.0 million in CCBX loans, 96.9% of total CCBX consumer loans have credit enhancement ▪ Credit cards, consumer term loans & lines of credit (1) Calculated on Bank-level Tier 1 Capital + Allowance for Loan Losses as of September 30, 2023. Note: Data as of and for the quarter ended September 30, 2023, unless otherwise indicated. Investor Real Estate 34.8% Owner Operated Businesses 23.6% Snohomish 30.6% King 32.1% Out of State 13.7% Pierce 5.8% Other WA Counties 6.3% Whatcom 2.8% Skagit 4.1% Spokane 2.5% Island 2.1%

17 Demand, noninterest bearing 19.8% NOW and money market 77.0% Savings 2.6% Time deposits < $100K 0.2% Time deposits > $100K 0.4% DEPOSIT COMPOSITION Deposit Composition Core Deposit Driven Funding Emphasis on core deposits has helped generate an attractive funding mix • Core deposits are all deposits excluding time deposits and brokered deposits • Core deposits were 110.2% of total loans as of September 30, 2023 • Core deposits were 99.4% of total deposits as of September 30, 2023 • Noninterest bearing deposits of $651.8 million as of September 30, 2023 ◦ Community bank noninterest bearing deposits of $584.0 million, or 38.0% of community bank deposits, and CCBX noninterest bearing deposits of $67.8 million, or 3.9% of CCBX deposits as of September 30, 2023 • $296.4 million in fully insured IntraFi network reciprocal deposits as of September 30, 2023, compared to $240.3 million as of June 30, 2023. • CCBX deposits are net of an additional $51.9 million in CCBX deposits that were transferred off balance sheet for increased FDIC insurance coverage • Ability to use funding from BaaS program and to transfer deposits off the balance sheet when not needed. Note: Data as of and for the quarter ended September 30, 2023 unless otherwise indicated. Core Deposits 99.4% Core Deposits/Total Loans (%) 77.0% 110.2% December 31, 2013 September 30, 2023 Core Deposits/Total Deposits (%) 74.8% 99.4% December 31, 2013 September 30, 2023

18 DEPOSIT COSTS • Cost of total deposits was 3.14% for the quarter ended September 30, 2023 compared to 2.72% for the quarter ended June 30, 2023, and 0.82% for the quarter ended September 30, 2022 ◦ Cost of deposits for the community bank and CCBX were 1.31% and 4.80%, respectively, for the quarter ended September 30, 2023 • Deposit costs were higher on interest bearing deposits as a result of: ◦ Increased interest expense as a result of increasing our rates to retain deposits and rival our competitors raising rates ◦ CCBX deposit pricing being tied to the Fed Funds rate ▪ CCBX deposits are growing at a faster rate than community bank deposits • We continue to focus on managing our deposits to hold down deposit costs when possible • No internet-sourced deposits through nonbrokered marketplaces Note: Data as of and for the quarter ended September 30, 2023 unless otherwise indicated. 0.82% 2.72% 3.14% Consolidated September 30, 2022 June 30, 2023 September 30, 2023 —% 1.00% 2.00% 3.00% 4.00% 5.00% (annualized)

19 SEGMENT OVERVIEW - Community Bank and CCBX (for the three months ended) 0.16% 0.98% 1.31% 1.79% 4.42% 4.80% 0.82% 2.72% 3.14% Community Bank CCBX Consolidated September 30, 2022 June 30, 2023 September 30, 2023 —% 1.00% 2.00% 3.00% 4.00% 5.00% Average Cost of Deposits (annualized) 5.31% 6.28% 6.20% 13.96% 16.95% 17.05% 8.46% 10.85% 10.84% Community Bank CCBX - Gross (1) Consolidated September 30, 2022 June 30, 2023 September 30, 2023 —% 2.50% 5.00% 7.50% 10.00% 12.50% 15.00% 17.50% 20.00% Average Yield - Loans Receivable (annualized) Yield Community Bank & CCBX -GAAP: Average Yield - Loans Receivable CCBX - Net: Net BaaS Loan Income /Average CCBX Loans 5.31% 6.28% 6.20% 7.05% 9.99% 10.08% 13.96% 16.95% 17.05% Community Bank CCBX - Net (2) CCBX - GAAP September 30, 2022 June 30, 2023 September 30, 2023 —% 2.50% 5.00% 7.50% 10.00% 12.50% 15.00% 17.50% 5.01% 4.83% 4.36% 4.28% 4.69% 4.24% 9.77% 10.41% 9.66% Community Bank CCBX - Net (3) CCBX - GAAP September 30, 2022 June 30, 2023 September 30, 2023 —% 2.50% 5.00% 7.50% 10.00% 12.50% Net Interest Margin Community Bank & CCBX - GAAP: Net interest Income/Average Earning Assets CCBX - Net: Net Interest Income less BaaS Loan Expense/Average Earning Assets (1) CCBX - gross yield does not include the impact of BaaS loan expense. BaaS loan expense represents the amount paid or payable to partners for credit enhancement and servicing CCBX loans. To determine net revenue (Net BaaS loan income) earned from CCBX loan relationships, the Company takes BaaS loan interest income and deducts BaaS loan expense to arrive at Net BaaS loan income which can be compared to interest income on the Company’s community bank loans. (2) CCBX - net BaaS loan income represents BaaS loan interest income minus BaaS loan expense divided by average CCBX loans. This produces a ratio which can be compared to average yield of community bank loans. (3) Net interest margin, net of BaaS loan expense represents CCBX net interest income less BaaS loan expense divided by average earning assets. This produces a ratio that can be compared to net interest margin of the community bank.

20 SEGMENT OVERVIEW - Credit Quality 1.26% 1.21% 1.19% 4.28% 6.96% 6.75% 2.36% 3.68% 3.41% Community Bank CCBX Consolidated September 30, 2022 June 30, 2023 September 30, 2023 —% 1.25% 2.50% 3.75% 5.00% 6.25% 7.50% Allowance for Loan Losses to Total Loans CCBX partner agreements provide for a credit enhancement(1) that covers the net-charge-offs on CCBX loans and negative deposit accounts CCBX partners were responsible for and reimbursed the Company for 98.4% of the $36.8 million in net charge-offs for CCBX loans for the quarter ended September 30, 2023 CCBX partners pledge a cash reserve account(2) at the Bank which the Bank can collect from when losses occur that is then replenished by the partner on a regular interval (1) Except in accordance with the program agreement for one partner where the Company is responsible for credit losses on approximately 10% of a $231.9 million loan portfolio. At September 30, 2023, 10% of this portfolio represented $23.2 million in loans. (2) $65.8 million in CCBX cash reserves that are controlled by the Bank at September 30, 2023 and are designated for partner loan losses.

CCBX

CCBX LOAN PORTFOLIO STATISTICS & LENDING APPROACH

CCBX Loan Portfolio Information
September 30, 2023

(dollars in thousands; unaudited)	Type of Lending	Balance	Percent of CCBX loans receivable	Available Commitments [1]	Maximum Portfolio Size	Number of Accounts	Average Loans Size	Reserve/ Pledge Account Amount [2]
Commercial and industrial loans:								
Capital call lines	Business - Venture Capital	$ 114,174	9.6 %	$ 630,668	$ 350,000	158	$ 722.6	$ —
All other commercial & industrial loans	Business - Small Business	58,869	5.0	6,004	334,946	3,309	17.8	3,356
Real estate loans:								
Home equity lines of credit [3]	Home Equity - Secured Credit Cards	251,775	21.3	429,893	375,000	10,384	24.2	30,080
Consumer and other loans:								
Credit cards - cash secured	Credit Cards - Primarily Consumer	60		—				—
Credit cards - unsecured	Credit Cards - Primarily Consumer	440,933		1,000,320				19,103
Credit cards - total		440,993	37.3	1,000,320	626,832	279,714	—	19,103
Installment loans - cash secured	Consumer	60,106		—				—
Installment loans - unsecured	Consumer	250,613		—				12,488
Installment loans - total		310,719	26.3	—	1,054,741	213,011	1.5	12,488
Other consumer and other loans	Consumer - Secured Credit Builder & Unsecured consumer	6,268	0.5	1,689	608,480	57,191	0.1	753
Gross CCBX loans receivable		1,182,798	100.0 %	$ 2,068,574	$ 3,349,999	563,767	$ 2.1	$ 65,780
Net deferred origination fees		(424)						
Loans receivable		$ 1,182,374						

(1) Remaining commitment available, net of outstanding balance.
(2) Balances are as of October 10, 2023.
(3) These home equity lines of credit are secured by residential real estate and are accessed by using a credit card, but are classified as 1-4 family residential properties per regulatory guidelines.

Three Rings of Defense:

1 **Well-Funded Partner Cash Reserve Accounts**

2 **Underlying Financial Strength of Our Partners**

3 **Full Economic Benefit and Retention of Loans**

98.0% of total CCBX loans are covered by credit enhancements

21

22 STRONG ASSET QUALITY (1) These ratios are impacted by the increase in CCBX loans over 90 days delinquent that are covered by CCBX partner credit enhancements, see note below for more information. CCBX loans represent 0.98% and 1.22% for NPAs/Total Assets and NPLs/Loans Receivable, respectively as of September 30, 2023. (2) Agreements with our CCBX partners provide for a credit enhancement which protects the Bank by absorbing incurred losses. Under the agreement, the CCBX partner will reimburse the Bank for its loss/charge-off on these loans. Timing of the loss/charge-off varies depending on the type of loan; installment loans are charged off at 120 days and credit cards and open ended lines at 180 days. Once the loss/charge-off occurs then the Bank will collect the loss amount from the CCBX partner. NPAs / Total Assets NPLs by Segment (in thousands) NPLs / Loans Receivable $7,061 $7,399 $7,323 $15,821 $26,328 (2) $36,217 (2) Community Bank CCBX September 30, 2022 June 30, 2023 September 30, 2023 $— $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 NPAs by Segment (in thousands) $7,061 $7,399 $7,323 $15,821 $26,328 (2) $36,217 (2) Community Bank CCBX September 30, 2022 June 30, 2023 September 30, 2023 $— $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 (1) (1) (1) (1) 1.52% 1.11% 0.26% 0.19% 0.09% 0.04% 0.07% 1.06% 0.73% 1.18% 2015 2016 2017 2018 2019 2020 2021 2022 3Q2022 3Q2023 0.54% 0.27% 0.32% 0.24% 0.11% 0.05% 0.10% 1.26% 0.91% 1.47% 2015 2016 2017 2018 2019 2020 2021 2022 3Q2022 3Q2023 (1) (1)

23 CFC LOAN AND DEPOSIT GROWTH $2,507.9 $2,967.0 $1,592.3 $1,713.0 $1,784.7 $915.6 $1,294.5 $1,182.4 Community Bank CCBX September 30, 2022 June 30, 2023 September 30, 2023 Loans decreased $40.5 million or 1.3% from June 30, 2023 as we optimize our CCBX portfolio, strengthening our balance sheet through enhanced credit standards Cost of Deposits 3.14% for the Quarter Ended September 30, 2023 $2,837.1 $3,162.6 $3,289.7 $1,634.8 $1,509.5 $1,537.5 $1,202.3 $1,653.1 $1,752.2 Community Bank CCBX September 30, 2022 June 30, 2023 September 30, 2023 (Dollars in millions) (Dollars in millions) CCBX Deposit Growth of $99.1 million* or 6.0% from June 30, 2023 Total DepositsTotal Loans Receivable *Does not include $51.9 million in CCBX deposits as of September 30, 2023, that were transferred off the balance sheet for additional FDIC insurance coverage Note: Data as of and for the quarter ended September 30, 2023, unless otherwise indicated Additional CCBX loan sales expected as we continue to optimize our CCBX portfolio and build on our strong relationships $3,007.5 $320.9 million in CCBX loans sold during the three months ended September 30, 2023

24 CFC QUARTERLY RESULTS For the Three Months Ended September 30, Earnings (Dollars in millions, except per share amounts) 2023 2022 Net Income $10.3 $11.1 Efficiency Ratio 58.36% 61.12% Basic Earnings Per Share $0.77 $0.86 Return on Average Assets 1.13% 1.45% Return on Average Equity 14.60% 19.36%Balance Sh et (Dollars in millions, except per share amounts) As of the Quarter Ended September 30, 2023 June 30, 2023 September 30, 2022 Total Assets $3,680.3 $3,535.3 $3,133.7 Total Loans Receivable $2,967.0 $3,007.6 $2,507.9 Total Deposits $3,289.7 $3,162.6 $2,837.1 Total Shareholders’ Equity $284.5 $272.7 $228.7 Book Value Per Share $21.38 $20.50 $17.66

25 APPENDIX

CFC SELECTED YEAR-END FINANCIALS

(Dollars in thousands, except per share data)	As of and for the Year Ended December 31, 2022	2021	2020	2019	2018
Statement of Income Data:					
Total interest income	$ 192,170	$ 83,083	$ 63,038	$ 48,587	$ 38,743
Total interest expense	20,395	3,646	5,652	6,576	3,926
Provision for loan losses	79,064	9,915	8,308	2,544	1,826
Net interest income after provision for loan losses	92,711	69,522	49,078	39,467	32,991
Total noninterest income	124,684	28,118	8,182	8,258	5,467
Total noninterest expense	166,774	63,263	38,119	31,063	26,216
Provision for income taxes	9,996	7,372	3,995	3,461	2,541
Net income	40,625	27,005	15,146	13,201	9,701
Balance Sheet Data:					
Cash and cash equivalents	$ 342,139	$ 813,161	$ 163,117	$ 127,814	$ 125,782
Investment securities	98,353	36,623	23,247	32,710	37,922
Loans	2,627,256	1,742,735	1,547,138	939,103	767,899
Allowance for loan losses	(74,029)	(28,632)	(19,262)	(11,470)	(9,407)
Total assets	3,144,467	2,635,517	1,766,122	1,128,526	952,110
Interest-bearing deposits	2,042,509	1,007,879	829,046	596,716	510,089
Noninterest-bearing deposits	775,012	1,355,908	592,261	371,243	293,525
Total deposits	2,817,521	2,363,787	1,421,307	967,959	803,614
Total borrowings	47,587	52,873	192,292	23,562	33,546
Total shareholders' equity	243,493	201,222	140,217	124,173	109,156
Share and Per Share Data: (1)					
Shares outstanding at end of period	13,161,147	12,875,315	11,954,327	11,913,885	11,893,203
Weighted average common shares outstanding–diluted	13,603,978	12,701,464	12,209,371	12,196,120	10,608,764
Book value per share	$ 18.50	$ 15.63	$ 11.73	$ 10.42	$ 9.18
Tangible book value per share (2)	18.50	15.63	11.73	10.42	9.18
Earnings per share – basic	3.14	2.25	1.27	1.11	0.93
Earnings per share – diluted	3.01	2.16	1.24	1.08	0.91
Performance Ratios:					
Return on average assets	1.38%	1.24%	0.98%	1.28%	1.14%
Return on average shareholders' equity	18.24%	17.24%	11.44%	11.29%	11.40%
Credit Quality Ratios:					
Nonperforming assets to total assets	1.06%	0.07%	0.04%	0.09%	0.19%
Nonperforming assets to total loans and OREO	1.26%	0.10%	0.05%	0.11%	0.24%
Nonperforming loans to total loans	1.26%	0.10%	0.05%	0.11%	0.24%
Allowance for loan losses to total loans	2.82%	1.64%	1.25%	1.22%	1.23%
Net charge-offs to average loans	1.49%	0.03%	0.04%	0.06%	0.06%

(1) Share and per share amounts are based on total actual or average common shares outstanding, as applicable.
(2) Tangible book value per share is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the dates indicated, tangible book value per share is the same as book value per share as of each of the dates indicated.

26

CFC SELECTED QUARTERLY FINANCIALS

(Dollars in thousands, except per share data)	3Q2023	2Q2023	1Q 2023	4Q2022	3Q2022
	As of and for the Quarter Ended				
Statement of Income Data:					
Total interest income	$ 88,331	$ 83,686	$ 70,111	$ 65,030	$ 55,179
Total interest expense	26,102	21,336	15,620	11,598	5,990
Provision for loan losses	27,157	52,598	43,544	33,600	18,428
Recapture (provision) for unfunded commitments	96	(345)	153	—	—
Net interest income after provision for loan losses	34,976	10,097	10,794	19,832	30,761
Total noninterest income	34,579	58,595	49,307	42,815	34,391
Total noninterest expense	56,501	51,910	44,663	47,103	51,087
Provision for income taxes	2,784	3,876	3,047	2,426	2,964
Net Income	10,270	12,906	12,391	13,118	11,101
Balance Sheet Data:					
Cash and cash equivalents	$ 474,946	$ 275,060	$ 393,916	$ 342,139	$ 410,728
Investment securities	141,489	110,730	101,704	98,353	98,871
Loans	2,967,035	3,007,553	2,837,204	2,627,256	2,507,889
Allowance for loan losses	(101,085)	(110,762)	(89,123)	(74,029)	(59,282)
Total assets	3,680,268	3,535,283	3,451,033	3,144,467	3,133,741
Interest-bearing deposits	2,637,914	2,436,980	2,333,423	2,042,509	2,023,849
Noninterest-bearing deposits	651,786	725,592	761,800	775,012	813,217
Total deposits	3,289,700	3,162,572	3,095,223	2,817,521	2,837,066
Core deposits [(1)]	3,269,082	3,137,747	3,068,162	2,686,528	2,727,830
Total borrowings	47,695	47,658	47,619	47,587	27,931
Total shareholders' equity	284,450	272,662	258,763	243,494	228,733
Share and Per Share Data: [(2)]					
Shares outstanding at end of period	13,302,449	13,300,809	13,281,533	13,161,147	12,954,573
Weighted average common shares outstanding–diluted	13,675,833	13,597,763	13,609,491	13,603,978	13,536,823
Book value per share	$ 21.38	$ 20.50	$ 19.48	$ 18.50	$ 17.66
Tangible book value per share [(3)]	21.38	20.50	19.48	18.50	17.66
Earnings per share – basic	0.77	0.97	0.94	1.01	0.86
Earnings per share – diluted	0.75	0.95	0.91	0.96	0.82
Performance Ratios:					
Return on average assets	1.13%	1.52%	1.58%	1.66%	1.45%
Return on average shareholders' equity	14.60%	19.53%	19.89%	21.86%	19.36%
Credit Quality Ratios:					
Nonperforming assets to total assets	1.18%	0.95%	0.91%	1.06%	0.73%
Nonperforming assets to total loans and OREO	1.47%	1.12%	1.11%	1.26%	0.91%
Nonperforming loans to total loans	1.47%	1.12%	1.11%	1.26%	0.91%
Allowance for loan losses to total loans	3.41%	3.68%	3.14%	2.82%	2.36%
Net charge-offs to average loans	4.77%	4.19%	4.84%	2.87%	1.38%
Other Key Ratios:					
Yield on Loans Receivable	10.84%	10.85%	9.95%	9.33%	8.46%
Cost of Deposits	3.14%	2.72%	2.13%	1.56%	0.82%
Net Interest Margin	7.10%	7.58%	7.15%	6.96%	6.58%
Efficiency Ratio	58.36%	42.92%	43.03%	48.94%	61.12%
Loans Receivable to Deposits	90.19%	96.23%	92.55%	93.25%	89.92%
Cost of Funds	3.18%	2.77%	2.19%	1.61%	0.85%

(1) Core deposits are defined as all deposits excluding time and brokered deposits.
(2) Share and per share amounts are based on total actual or average common shares outstanding, as applicable.
(3) Tangible book value per share is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the dates indicated, tangible book value per share is the same as book value per share as of each of the dates indicated.

27

COMMUNITY BANK LOAN PORTFOLIO STATISTICS

Significant CRE Loan Sub-Categories	Total Commitments	Weighted Average Seasoning (Months)	Weighted Average FICO Score[2]	Weighted Average LTV[3]	Weighted Average DSCR[4]
Apartments	$357,820,013	27.9 Months	771.07	60.67%	2.52x
Hotels[1]	$165,829,057	40.1 Months	772.60	54.25%	2.12x
Retail/Strip mall	$142,618,691	31.3 Months	766.23	56.29%	2.29x
Conveniece Stores	$120,106,815	34.8 Months	776.33	54.77%	3.54x
Warehouse	$110,771,055	45.2 Months	782.63	55.20%	3.35x
Mixed Use	$93,089,179	48.5 Months	751.20	54.43%	2.88x
Mini Storage	$63,328,588	22.2 Months	770.99	60.91%	3.72x
Office - Professional[5]	$61,389,069	46.5 Months	770.41	57.18%	3.03x
Manufacturing	$39,837,907	70.6 Months	747.99	53.28%	2.67x
Office - General[5]	$27,294,154	57.2 Months	766.59	59.54%	2.99x
Loan Category	**Commitments**	**Weighted Average Seasoning (Months)**	**Weighted Average FICO Score[2]**	**Weighted Average LTV[3]**	**Weighted Average DSCR[4]**
Commercial Real Estate	$1,258,174,715	37.2 Months	770.02	57%	2.90x
C&I	$225,759,303	33.3 Months	761.98	49%	8.31x
Construction/Land	$301,381,168	16.7 Months	775.06	47%	8.06x

(1) The Bank's hotel portfolio predominantly consists of travel hotels/motels and as such our occupancy rates are higher than the national average.

(2) Based on best available data. If a loan has multiple guarantors, FICO score represented is highest of the guarantors. FICO scores are based off origination unless updated through annual term loan review or other credit action.

(3) Loan to Value ("LTV") data is based on best available data. LTV at origination is used unless updated information was made available through an annual term loan review or other credit action.

(4) Debt Service Coverage Ratio ("DSCR") data is based on best available data. DSCR at origination is used unless updated information was made available through an annual term loan review or other credit action.

(5) Office - General is office space with desks, cubicles, etc.; Office - Professional includes special purpose spaces such as for doctors, dentists, walk-in clinics, etc

Most current data as of September 30, 2023 unless noted otherwise

28

29 COMMUNITY BANK OFFICE LOAN STATISTICS Most current data as of September 30, 2023 unless noted otherwise $26.9 $18.9 $16.5 $12.7 $10.2 $— Loan to Value 0% - 50% 51% - 60% 61% - 70% 71% - 80% 81% - 90% 90% -100% $— $20.0 $40.0 Loan to Value Ranges (in millions) 68.0% 32.0% Owner Occupied Non-owner Occupied Occupancy Type 64.6% 23.8% 9.7% 1.9% Office - General Medical/Dental Law Office Veterinary Collateral Type • Office loans are suburban properties • Total of $85.2 million in office loans outstanding and available loan commitments of $3.5 million as of September 30, 2023 • Total of 92 office loans as of September 30, 2023 • Average office loan size of $926,000 as of September 30, 2023

30 CCBX LOAN PORTFOLIO STATISTICS & LENDING APPROACH 1. Well-Funded Partner Cash Reserve Accounts Partner pledges/places cash in a Bank controlled deposit account at an agreed percentage of the loan balance: • We call this account the cash reserve pledge account; • The Bank has the right to access the cash reserve account for losses when they occur; • The percentage in the cash reserve account is determined based on underwriting criteria and the loss rate expected on the loan category and frequency on which the account must be replenished/backfilled (weekly or monthly); and • We monitor cash pledge accounts regularly to determine if any replenishment amounts are late and to determine consistency of losses with underwriting. 2. Underlying Financial Strength of Our Partners CCBX Partner ("Partner") contractually agrees to cover credit and fraud losses on loans they originate beyond the cash pledge account and to replenish the cash pledge account: • Terms are specified in program agreement; • We compensate the Partner for taking on this risk by paying Partner for credit and fraud enhancements which are reflected as BaaS loan expense on our books; and • If losses are managed well and lower than expected, then the Partner has higher net revenue (revenue received from the Bank less losses paid to the Bank)- they have a financial incentive to underwrite correctly and reduce/contain losses. We call this skin in the game. 3. Full Economic Benefit and Retention of Loans Credit enhancement waterfall approach: • Cash reserve pledge account is available to cover ongoing loan losses and is replenished weekly or monthly; • The Partner contractually agrees to replenish the cash pledge reserve account based on its financial wherewithal (cash, capital reserves, and future earnings); • If account is not replenished, then the partner is in default of the agreement and the Bank can withhold credit and fraud enhancement and loan servicing revenue until the account is replenished – the Bank has back-up loan servicing options for partners if it needs to take over servicing; • If the partner defaults, then the Bank retains all interest to cover future loans, would write-off any amounts due from the partner. • Note – Loan losses on the loan portfolio will have already been incurred and recognized from using the cash pledge reserve and the cash pledge reserve replenishment feature (financial wherewithal of Partner) so the portfolio that the Bank will be taking over and incurring losses on will be partially or fully seasoned, so loan losses going forward would be anticipated to be lower than the initial losses on the portfolio already incurred by the Partner.

31 ASSET-SENSITIVE BALANCE SHEET Loan Repricing 56% 6% 5% 11% 21% 1% 59% 4% 5% 14% 17% 1% 55% 4% 5% 18% 17% 1% September 30, 2022 June 30, 2023 September 30, 2023 Three months or less Over three months - 12 months Over one year - three years Over three years - five years Over five years - 15 years Over 15 years Bank will Benefit when Rates Increase • Slightly asset sensitive • 55% of our assets reprice within 3 months as of September 30, 2023 Community Bank Loans: • 2.91 years weighted average reprice • 7.19 years weighted average maturity CCBX loans: • Portion of rate that bank retains reprices as Fed Funds rate changes • 96% of CCBX loans are included in "three months or less" in chart above Loan Strategy: • shorter term loans • interest rate swaps • variable rate loans Deposit Strategy: • Funding from noninterest bearing deposits, savings and money markets vs. term deposits (ex. time deposits) • CCBX deposit costs - after exceeding the floor, deposits reprice as the Fed Funds rate changes Note: Data as of and for the quarter ended September 30, 2023 unless otherwise indicated.

NON-GAAP RECONCILIATION –Net BaaS Loan Income Interest Margin

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

The following non-GAAP measure is presented to illustrate the impact of BaaS loan expense on net loan income and yield on CCBX loans.

Net BaaS loan income divided by average CCBX loans is a non-GAAP measure that includes the impact BaaS loan expense on net BaaS loan income and the yield on CCBX loans. The most directly comparable GAAP measure is yield on CCBX loans.

The following non-GAAP measure is presented to illustrate the impact of BaaS loan expense on net interest income and net interest margin.

Net interest income net of BaaS loan expense is a non-GAAP measure that includes the impact BaaS loan expense on net interest income. The most directly comparable GAAP measure is net interest income.

Net interest margin, net of BaaS loan expense is a non-GAAP measure that includes the impact of BaaS loan expense on net interest rate margin. The most directly comparable GAAP measure is net interest margin.

Reconciliations of the GAAP and non-GAAP measures are presented below.

	As of and for the Three Months Ended		
(dollars in thousands; unaudited)	**September 30, 2023**	**June 30, 2023**	**September 30, 2022**
Net BaaS loan income divided by average CCBX loans:			
CCBX loan yield (GAAP)[1]	17.05 %	16.95 %	13.96 %
Total average CCBX loans receivable	$ 1,309,380	$ 1,269,406	$ 893,655
Interest and earned fee income on CCBX loans (GAAP)	56,279	53,632	31,449
BaaS loan expense	(23,003)	(22,033)	(15,560)
Net BaaS loan income	$ 33,276	$ 31,599	$ 15,889
Net BaaS loan income divided by average CCBX loans [1]	10.08 %	9.99 %	7.05 %
Net interest margin, net of BaaS loan expense:			
CCBX interest margin [1]	9.66 %	10.41 %	9.77 %
CCBX earning assets	1,684,012	1,544,628	1,124,745
Net interest income	40,990	40,107	27,695
Less: BaaS loan expense	(23,003)	(22,033)	(15,560)
Net interest income, net of BaaS loan expense	$ 17,987	$ 18,074	$ 12,135
Net interest margin, net of BaaS loan expense [1]	4.24 %	4.69 %	4.28 %

[1] Annualized for periods presented.

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33 NON-GAAP RECONCILIATION – 2017 ADJUSTED MEASURES Some of the financial measures included in this presentation are not measures of financial performance recognized by GAAP. Our management uses the non-GAAP financial measures set forth below in its analysis of our performance for 2017 to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. • “Adjusted net income” is a non-GAAP measure defined as net income increased by the additional income tax expense that resulted from the revaluation of deferred tax assets as a result of the reduction in the corporate income tax rate under the recently enacted Tax Cuts and Jobs Act. The most directly comparable GAAP measure is net income. (dollars in thousands) As of or for the Year Ended, December 31, 2017 Adjusted net income: Net income $ 5,436 Plus: additional income tax expense 1,295 Adjusted net income $ 6,731